UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 20, 2024

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2024, following discussions with Julia A. Sloat, Chair, Chief Executive Officer and President of American Electric Power Company, Inc. (“Company”), the Board of Directors (the “Board”) of the Company determined to remove Ms. Sloat from her roles as Chair, Chief Executive Officer and President of the Company, effective February 25, 2024. This decision was not the result of any disagreement with Ms. Sloat regarding the Company’s operations, policies, or financial performance, and was not made for cause or related to any ethical or compliance concern. Ms. Sloat will remain with the Company through April 8, 2024 to support an orderly transition. Ms. Sloat’s departure from the Company will be considered an “Involuntary Termination” for purposes of the Executive Severance Plan, as defined therein.

Effective February 26, 2024, Benjamin G. S. Fowke, III, who has served on the Board since February 2022, was appointed Interim Chief Executive Officer and President. Biographical information for Mr. Fowke may be found in the Company’s definitive proxy statement for its 2023 Annual Meeting of Shareholders filed with the U.S. Securities and Exchange Commission on March 15, 2023.

There are no arrangements or understandings between Mr. Fowke and any other person pursuant to which Mr. Fowke was appointed as Interim Chief Executive Officer. Mr. Fowke does not have any family relationships with any of the Company’s directors or other executive officers and is not party to any transactions or proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Interim Chief Executive Officer, Mr. Fowke will receive an annual base salary of $1,600,000, and a short-term incentive target of 160% of his base salary paid in the calendar year. Mr. Fowke was granted $6,000,000 in restricted stock units (RSUs) on February 26, 2024, to be based on the closing price of AEP common stock on the previous trading day (February 23, 2024). These RSUs will vest subject to Mr. Fowke’s continuous AEP employment through the first to occur of the first anniversary of the grant date or upon his replacement with a permanent chief executive officer (CEO). If Mr. Fowke has not been replaced with a permanent CEO by August 26, 2024, then Mr. Fowke will be granted $1,000,000 in unrestricted shares on such date and monthly thereafter until a permanent CEO is appointed, based on the closing price on the applicable grant date. The AEP common shares issued in respect of RSUs and any unrestricted share awards will be subject to a one year holding requirement beginning on the later of the applicable award grant date or vesting date . In connection with his appointment, Mr. Fowke has agreed that he is not eligible for benefits under the Company’s executive or general severance plans and the Company has agreed that he need not be employed by AEP on the payment date for short-term incentive compensation in order to be eligible for such an award. The Board has engaged a leading executive search firm to conduct an external search for a permanent CEO.

A copy of the Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01

On February 20, 2024, the Board appointed Sara Martinez Tucker as Chair of the Board effective February 26, 2024.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

99.1 Press Release dated February 26, 2024

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

February 26, 2024